News Release

FOR IMMEDIATE RELEASE

Contact Information:
Elizabeth Gaal
Investor Relations Associate
Phone: 203-222-5942
Fax: 203-222-0130
Email: elizabeth.gaal@terex.com

Terex Corporation Announces
First Quarter 2012 Financial Results Conference Call

Westport, CT, April 18, 2012 - Terex Corporation (NYSE:TEX) will release its first quarter 2012 financial results on Wednesday, April 25, 2012 after market close. The Company will host a conference call to review the financial results on Thursday, April 26, 2012 at 8:30 a.m. EDT. Ronald M. DeFeo, Chairman and CEO, will host the call.

A simultaneous webcast of this call will be available on the Company’s website, www.terex.com. To listen to the call, select “Investor Relations” in the “About Terex” section on the home page and then click on the webcast microphone link. Participants are encouraged to access the call 10 minutes prior to the starting time.

The call will also be archived on the Company’s website under “Audio Archives” in the “Investor Relations” section of the website.

Terex Corporation is a diversified global manufacturer reporting in five business segments: Aerial Work Platforms, Construction, Cranes, Material Handling & Port Solutions and Materials Processing. Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, quarrying, mining, manufacturing, shipping, transportation, refining, energy and utility industries. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website to make information available to its investors and the market at www.terex.com.

Terex Corporation
200 Nyala Farm Road, Westport, Connecticut 06880
Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com